                                                                    EXHIBIT 2.11



                          HOLLINGER INTERNATIONAL INC.

                                                                January 26, 1998

Liberty Group Operating, Inc.
Green Equity Investors II, L.P.
Liberty Group Publishing, Inc.
c/o Liberty Group Publishing, Inc.
3000 Dundee Road, Suite 203
Northbrook, IL  60062

Dear Sirs and Madams:

               The purpose of this letter is to set forth our agreement with respect to the following matters relating to
(i) the Asset Purchase Agreement dated as of November 21, 1997 by and among Liberty Group Publishing, Inc. (the "Investor"), Green Equity Investors II, L.P. (the "Guarantor"), Liberty Group Operating, Inc. ("CNCO"), Hollinger International, Inc. (the "Company"), APAC-90 Inc. ("APAC-90"), American Publishing (1991) Inc. ("AP-91") and APAC-95 Inc. ("APAC-95") (the "Asset Purchase Agreement"), and (ii) the Asset Purchase Agreement dated as of November 21, 1997, by and among the Investor, the Guarantor, CNCO, American Publishing Company of Illinois ("APC Ill"), the Company, APAC-90, AP-91 and APAC-95 (the "Asset Purchase Agreement (Like Kind)").

               The parties hereby agree to the changes set forth below:

               The parties hereby agree that Schedule 3.3 is corrected so as to encompass the complete list of Consents which will be delivered at Closing and as so corrected is attached hereto.

               The parties hereby agree further that Schedule 3.9 is corrected so as to encompass the complete list of Trademarks and Trade Names which will be transferred at Closing pursuant to a Trademark and Trade Name Assignment substantially in the form of Exhibit 7.4(b) to the Asset Purchase Agreement and Exhibit B to the Asset Purchase Agreement (Like Kind) and as so corrected is attached hereto.

               The parties hereby agree further that Schedule 3.18 is corrected so as to encompass the complete list of real property owned by the Company which will be transferred to the specified CNCO subsidiaries at Closing and as so corrected is attached hereto.

               The parties hereby agree further that Schedule 3.19 is corrected so as to encompass the complete list of real property leased or subleased by the Company which will be transferred to the specified CNCO subsidiaries at Closing and as so corrected is attached hereto.

               The parties hereby agree further that for the purposes of performing any calculations under the Asset Purchase Agreement and the Asset Purchase Agreement (Like Kind) the 30-day Treasury bill rate in effect on December 31, 1997 is deemed to be 5.25% and such rate will be applied to the aggregate consideration of $309,100,000, including the consideration of $44,419,116 payable under the Asset Purchase Agreement (Like Kind), as set forth on the exhibit attached hereto. In determining the number of days for which such interest is payable, the Closing Date shall not be counted with respect to any funds which are received on or before a time (which is expected to be noon Chicago time) on the Closing Date when it is reasonably practicable to reinvest such funds on that date.

               The parties hereby agree further that the terms "Asset" and "Assumed Contracts" as defined in Section 1.1(a) of the Asset Purchase Agreement and as defined in Section 1(a) of the Asset Purchase Agreement (Like Kind) shall not include the contract dated January 16, 1998 by and between the Company and Valassis Communications Inc. and such contract shall not be assigned to CNCO or any of its subsidiaries.

               The parties hereby agree further that the Transfer Date for the transfer of employees is January 31, 1998.

               The parties hereby agree to grant each other reasonable access during regular business hours to each other's employees (but without any requirement of travel on the part of such employees) to the extent necessary to investigate the facts relating to claims or litigation arising after the closing that relate to the preclosing period.

                                            Very truly yours,


                                            HOLLINGER INTERNATIONAL INC.

                                              By:  /s/ J. A. Boultbee
                                                 ----------------------------
                                            AMERICAN PUBLISHING COMPANY
                                               OF ILLINOIS

                                              By:  /s/ J. A. Boultbee
                                                 ----------------------------

                                            APAC-90 INC.

                                              By:  /s/ J. A. Boultbee
                                                 ----------------------------

                                            AMERICAN PUBLISHING (1991) INC.

                                              By:  /s/ J. A. Boultbee
                                                 ----------------------------

                                            APAC-95 INC.

                                              By:  /s/ J. A. Boultbee
                                                 ----------------------------

Accepted and agreed to by:

LIBERTY GROUP PUBLISHING, INC.

  By: /s/ Kenneth L. Serota
     ----------------------------

LIBERTY GROUP OPERATING, INC.

  By: /s/ Kenneth L. Serota
     ----------------------------

GREEN EQUITY INVESTORS II, L.P.

  By    Grand Avenue Capital Partners, L.P.
          its sole general partner

     By  Grand Avenue Capital Corporation
              its sole general partner


          By:  /s/ Gregory J. Annick
             ----------------------------
             Name: Gregory J. Annick
             Title: Vice President